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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Plans Administration Committee of
Citigroup Inc.:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-119680) of Citigroup Inc. of our report dated June 28, 2006 with respect to the financial statements of Citigroup 401(k) Plan (the Plan) as of and for the years ended December 31, 2005 and 2004, and the related supplemental schedule, which appear in the December 31, 2005 annual report on Form 11-K of the Plan.



/s/ KPMG LLP

New York, New York
June 28, 2006